Exhibit 10.1

$3,500,000                                               October 3, 2002
New York City, New York


                             SENIOR PROMISSORY NOTE
                             ----------------------

      Pursuant to that certain Asset Purchase Agreement dated August 10, 2001, as amended by Amendment Number One dated May 23, 2002 and as further amended by Amendment Number Two dated July 30, 2002 (the "Agreement") by and among the undersigned, AIT (USA), Inc., a business corporation organized and existing under the laws of the State of Ohio ("Maker"), AIT Group plc, a public limited company organized under the laws of England and the ultimate parent company of Maker ("Guarantor"), and Information Management Associates, Inc., a corporation organized under the laws of the State of Connecticut ("Payee"), FOR VALUE
RECEIVED, Maker promises to pay in legal currency of the United States of America to the order of Payee the principal sum of $3,500,000 (the "Principal Amount"), or so much thereof as may be outstanding from time to time, plus interest at the rate of 6.0% per annum on the outstanding principal balance hereof from the date hereof until the payment thereof in full, payable quarterly in arrears, upon the terms set forth in this Promissory Note (the "Promissory Note").

      The Principal Amount and accrued interest shall be payable in accordance with the Payment Schedule attached hereto as Schedule A, by certified or official bank check or wire transfer of immediately available funds; provided, however, that any Principal Amount, accrued interest and other amounts payable hereunder outstanding on October 3, 2007 shall be due and payable on such date.

      All payments and prepayments of interest and principal under this Promissory Note shall be wired or mailed to Payee in accordance with the wiring instructions and mailing address set forth in Section 9, or as otherwise specified in writing by Payee to Maker prior to the due date of such payments. All payments (including any setoff amounts) hereunder shall be applied in the following order of priority: (i) fees and expenses in connection with the preparation of, amendment of, granting of any waiver, approval or consent under, the enforcement of or the preservation of any rights under this Promissory Note or otherwise in respect of any liabilities of the Maker and/or Guarantor under this Promissory Note, (ii) unpaid accrued interest, and (iii) the Principal Amount.

1.    Payments.

      1.1 Payment of Promissory Note. The Promissory Note shall bear interest and shall be payable in accordance with the terms and conditions hereof.

      1.2 Payment on Non-Business Days. Whenever any payment to be made pursuant to this Promissory Note is due on a day that is not a business day, payment shall be made on the next succeeding business day.

      1.3 Prepayment. This Promissory Note may be prepaid, in whole or in part, from time to time, without penalty or premium, provided that there is paid with each such prepayment, all interest accrued and unpaid on the amount thereof to the date of payment and all other payments payable hereunder outstanding on such date.

2. Delinquency Charges. The amount of all principal and (to the extent permitted by then applicable law) all interest which is not paid when due (whether on a stated payment date or by acceleration) shall bear interest, from the time such amount becomes due until payment thereof in full, at a rate which is equal to 12% or the maximum rate of interest, if lower, permitted by applicable law.

3. Defaults. The occurrence and continuance of any of the following events or conditions shall, without notice or demand, constitute an "Event of Default" under this Promissory Note:

      3.1 failure by Maker to pay Payee any sums due to Payee under this Promissory Note when due;

      3.2      the   dissolution,   termination  of  existence,   suspension  or
discontinuance of business, insolvency or business failure by either Maker or Guarantor;

      3.3 any transfer (whether in one transaction or in a series of transactions) of more than 50% of the outstanding securities of Maker or Guarantor at the time of such initial transfer in which the consideration received by the transferor of such securities consists of cash or marketable securities;

      3.4 any sale, transfer, assignment, conveyance, lease or other disposition (whether in one transaction or in a series of transactions) of a substantial portion of the assets of Maker or Guarantor (whether now owned or hereafter acquired) in which the consideration received by the transferor consists of cash or marketable securities;

      3.5 any merger, consolidation, combination or recapitalization (including the issuance of securities, rights or other equity interests) of Maker or Guarantor into or with another person as a result of which the current shareholders of Maker or Guarantor, as applicable, do not control in the aggregate more than 50% of the voting power of the surviving entity following such transaction and in which the consideration received in such transaction consists of cash or marketable securities;

      3.6 Maker or Guarantor shall (a) file a petition in bankruptcy under any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of the United States of America, any foreign country or any domestic or foreign state or political subdivision for the relief of debtors now or hereafter in effect or such a petition shall be filed against Maker or Guarantor (and shall not be dismissed within 60 days); (b) make an assignment for the benefit of their respective creditors or consent to the appointment of a receiver of the whole or any substantial part of their respective property,

(c) declare or announce bankruptcy or dissolution or (d) become the subject of an order for the winding up of Maker or Guarantor;

      3.7 Maker or Guarantor shall fail to comply with any of the covenants or perform any of the obligations contained in this Promissory Note or the Agreement;

      3.8 any event of default of Maker or Guarantor under any agreement, note, mortgage, security agreement or other instrument evidencing or securing indebtedness that ranks senior in priority to the obligations under this Promissory Note and the Agreement; or

      3.9 termination, revocation or discontinuance, in whole or in part, of any guaranty of this Promissory Note or of the indebtedness evidenced hereby.

      Upon the occurrence of an Event of Default and, with respect to an Event of Default under Section 3.7 (other than defaults under any of the covenants and obligations in Section 3), Section 3.8 and Section 3.9, Maker shall have been given notice of such Event of Default and fifteen (15) days to cure such Event of Default, Payee may, at Payee's option, declare the unpaid Principal Amount of this Promissory Note, and any accrued interest thereon, immediately due and payable. In addition, Payee may exercise any and all rights and remedies available to it under this Promissory Note, and under any applicable law, including, without limitation, the Uniform Commercial Code. Upon the occurrence of an Event of Default described in Sections 3.3, 3.4 or 3.5 above, the unpaid principal amount of this Promissory Note and any accrued interest thereon shall be immediately due and payable simultaneously with the closing of the transaction which gives rise to such Event of Default.

4. Negative Covenants. Maker and Guarantor agree with Payee that so long as this Promissory Note shall remain in effect and until the Principal Amount and all accrued interest thereon and all fees and all other expenses or amounts payable under the Agreement have been paid in full, unless Payee shall otherwise consent in writing, Maker and Guarantor shall not, nor will they cause or permit any of their subsidiaries to:

      4.1 Senior or Pari Passu Indebtedness. Incur, create, assume, guaranty or permit to exist any indebtedness that ranks senior in priority to, or pari passu with, the obligations under this Promissory Note and the Agreement, except for indebtedness existing or contemplated on the date hereof and set forth in Schedule B attached hereto and only to the extent that such indebtedness ranks senior in priority to or pari passu with the obligations under this Promissory note and the Agreement on the date of this Promissory Note.

      4.2 Liens. Create, incur, assume or permit to exist any lien on any property or assets (including stock or other securities of Maker or Guarantor or any of their subsidiaries) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

               (a) liens on property or assets of Maker or Guarantor and their subsidiaries existing on the date hereof and set forth in Schedule C attached hereto, provided that such liens shall secure only those obligations which they secure on the date hereof;

               (b) any lien created under this Promissory Note or the Agreement;

               (c) any lien existing on any property or asset prior to the acquisition thereof by Maker or Guarantor or any of their subsidiaries, provided that (i) such lien is not created in contemplation of or in connection with such acquisition and (ii) such lien does not apply to any other property or assets of Maker or Guarantor or any of their subsidiaries;

               (d)       liens for taxes, assessments and governmental charges;

               (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like liens arising in the ordinary course of business and securing obligations that are not due and payable;

               (f) pledges and deposits made in the ordinary course of business in compliance, with workmen's compensation, unemployment insurance and other social security laws or regulations;

               (g) deposits to secure the performance of bids, trade contracts (other than for indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (h) zoning restrictions, easements, licenses, covenants, conditions, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business and minor irregularities of title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Maker or Guarantor or any of their subsidiaries;

               (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by Maker or Guarantor or any of their subsidiaries, provided that (i) such security interests secure indebtedness permitted by this Promissory Note, (ii) such security interests are incurred, and the indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of Maker or Guarantor or any of their subsidiaries;

               (j) liens arising out of judgments or awards (other than any judgment that constitutes an Event of Default hereunder) in respect of which Maker or Guarantor or any of their subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Maker or Guarantor shall have set aside on its books adequate reserves with respect to such judgment or award; and

               (k) deposits, liens or pledges to secure payments of workmen's compensation and other payments, public liability, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business.

      4.3 Dividends and Distributions. (a) In the case of Maker or Guarantor or any of their subsidiaries, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that Maker or Guarantor or any of their subsidiaries may (i) declare and pay dividends consisting entirely of its common stock, (ii) repurchase shares of their capital stock from their employees in connection with the termination of such employees and (iii) make distributions consisting entirely of its common stock in connection with stock splits of their capital stock.

               (b) Permit their subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to Maker, Guarantor or the parent of such subsidiary.

      4.4 Limitation on Certain Payments and Prepayments. (a) Pay in cash any amount in respect of any indebtedness or preferred stock that may at the obligor's option be paid in kind or in other securities;

               (b) Optionally prepay, repurchase or redeem or otherwise defease or segregate funds with respect to any indebtedness of Maker or Guarantor or any of their subsidiaries, other than for senior indebtedness existing on the date hereof and set forth in Schedule B attached hereto, indebtedness under this Promissory Note or the Agreement.

      5. Collection Costs. Maker shall pay all costs of collection, including reasonable attorneys' fees and expenses, incurred by Payee in collecting on or enforcing this Promissory Note.

      6. Guarantor. For value received, Guarantor, as primary obligor, hereby unconditionally guarantees the payment when due by Maker of any sums due to Payee under this Promissory Note. Upon the occurrence of an Event of Default, Guarantor shall immediately pay to Payee any sums due to Payee under this Promissory Note. In no event shall the validity of this guaranty or the covenants and obligations of Guarantor or Maker be in any way terminated, affected or impaired by the dissolution of Guarantor or Maker, or by the rejection of such obligations under any bankruptcy, insolvency or similar laws, now or hereafter enacted. If any Event of Default shall have occurred and be continuing, Payee may, in its sole discretion, proceed first and directly against Guarantor under this Promissory Note, without proceeding first or concurrently against Maker or any other guarantor, and without exhausting any other remedies it may have against Maker or otherwise.

      7. No Offset by Maker or Guarantor. The obligations of Maker and Guarantor under this Promissory Note are absolute and unconditional, subject to no condition precedent whatsoever and are subject to no off-set, claim or counterclaim, deduction, defense of any kind or character or other diminution of value by reason of any claim or defense Maker or Guarantor may have against Payee now or in the future. All payments by Maker and Guarantor hereunder shall be free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority. If any such obligation is imposed upon Maker or Guarantor, other than with respect to taxes based upon Payee's net income, Maker or Guarantor, as applicable, will pay to Payee, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable Payee to receive the same net amount which Payee would have received on such due date had no such obligation been imposed upon Maker or Guarantor.

      8. Right of Offset by Payee. Seller may, at any time and from time to time, set off and apply any and all amounts owed by Seller to Purchaser or Guarantor, including, without limitation, any stock or the proceeds thereof from Anthem, Inc., against any and all amounts that Purchaser and Guarantor owe Seller pursuant to this Promissory Note or the Agreement.

      9. Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of facsimile transmission if sent by transmission (provided that a copy of such transmission is simultaneously deposited in the manner provided in clause (iii) below) or (iii) five business days after being deposited in the mail, certified or registered, postage prepaid:

            If to Payee, addressed as follows:

            Information Management Associates, Inc.
            639 Research Parkway
            Meriden, CT  06450
            Facsimile:  (203) 630-7091

            Wire Instructions:

            Bank Name:        People's Bank
            Address:          850 Main Street, Bridgeport, CT 06606
            Bank ABA:         221172186
            Account Name:     Information Management Associates , Inc.
                              639 Research Parkway
                              Meriden, CT 06450
            Account # :       048-7040507

            with copies to:

            Paul, Hastings, Janofsky & Walker LLP
            75 East 55th Street
            New York, NY  10022
            Attention:  Thomas L. Fairfield, Esq.
            Facsimile:  (212) 319-4090

            and to:

            Zeisler & Zeisler, P.C.
            558 Clinton Avenue
            Bridgeport, CT  06605-0186
            Attention: James Berman, Esq.
            Facsimile:  (203) 367-9678

            If to Maker or Guarantor, addressed as follows:

            AIT (USA), Inc.
            639 Research Parkway
            Meriden, CT  06450
            Attention:  General Counsel
            Facsimile:  (203) 630-7091
            with copies to:

            AIT Group plc
            The Smith Centre
            Fairmile
            Henley-on-Thames
            Oxfordshire RG9 6AB
            United Kingdom
            Attention:  Chief Financial Officer
            Facsimile:  44-0-1491-416763


            or to such other individual or address as Maker, Guarantor or Payee may designate for itself by notice given as herein provided.

10.   Miscellaneous.

      10.1 Successors and Assigns. All rights of Payee and Maker under this Promissory Note shall inure to the benefit of their respective successors, assigns, and legal representatives and this Promissory Note and all the provisions hereof shall be binding upon Payee, Maker and Guarantor and their respective successors, assigns, and legal representatives and all other persons or entities claiming under or through them. The terms "Maker" and "Guarantor", when used in this Promissory Note, shall include all of their respective successors, assigns, and legal representatives. The term "Payee", when used in this Promissory Note, shall include Payee's successors, assigns, and legal representatives. Neither Maker nor Guarantor may assign or transfer any of their rights and obligations under this Promissory Note without the prior written consent of Payee. Payee may assign or transfer this Promissory Note, in whole or in part, to any person, without the prior written consent of Maker.

      10.2 Time is of the Essence. Time is of the essence with regard to the performance of the obligations of Maker under this Promissory Note.

      10.3 Waivers. Maker and Guarantor hereby expressly waive, to the fullest extent permitted by applicable law, diligence presentment, demand, protest notice of presentment, notice of protest, notice of dishonor of the debt represented by this Promissory Note and any other notice of any kind whatsoever and all exemption in connection with delivery, acceptance, performance, default or enforcement of or under this Promissory Note. No renewal or extension of this Promissory Note, no release or surrender of any guaranty of this Promissory Note, no release of any person, primarily or secondarily liable on this Promissory Note (including Maker or Guarantor), no delay in the enforcement of payment of this Promissory Note or any guaranty of this Promissory Note, and no delay or omission in exercising any right or power under this Promissory

Note or any guaranty of this Promissory Note shall affect the liability of Maker or Guarantor.

      10.4 Amendments. Neither this Promissory Note nor any provision hereof may be waived, amended or discharged orally, but may be waived, amended or discharged only by an agreement in writing signed by the party against whom enforcement of any waiver, amendment or discharge is sought.

      10.5 Terms of Agreement. The terms and conditions of the Agreement are, by this reference, incorporated in, and made an integral part of, this Promissory Note as if such terms and conditions were set forth in full in this Promissory Note, except that in the event of any inconsistency between the terms of the Agreement and the terms of this Promissory Note, the terms of this Promissory Note shall govern and be controlling.

      10.6 Governing Law. This Promissory Note shall be governed by and construed in accordance with the substantive laws of the State of New York regardless of any New York principles of choice or conflict of laws that would otherwise provide for the application of the substantive laws of another jurisdiction.

      10.7 Jurisdiction. Each of Maker and Guarantor hereby irrevocably submits to and accepts, with respect to any legal or equitable action or proceeding arising under or in connection with this Promissory Note, the exclusive jurisdiction of (i) the state courts of the State of New York in New York City or (ii) at Payee's election in its sole discretion, the United States Bankruptcy Court for the District of Connecticut. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of Maker and Guarantor irrevocably consents to service of process by certified or registered mail, first class postage prepaid, return receipt requested, or by any other method provided by applicable law. Maker and Guarantor hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Promissory Note in any court referred to in this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Nothing in this Promissory Note will affect the right of any party to this Promissory Note to serve process in any other manner permitted by law.

      10.8 Headings. The descriptive headings of the Sections of this Promissory Note are for convenience only and do not constitute a part of this Promissory Note.

      10.9 Severability. If any provision of this Promissory Note shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Promissory Note, and this Promissory Note shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

      10.10 Countersignatures. This Promissory Note may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


                             [Signature Page Follow]

      IN WITNESS WHEREOF, this Promissory Note has been duly executed and delivered by Maker and Guarantor on the date first above written.


                                         MAKER:
                                         AIT (USA), INC.


                                         By:  /s/ Michael P. McGroarty
                                             -------------------------
                                                Name:   Michael P. McGroarty
                                                Title:  Secretary


                                         GUARANTOR:
                                         AIT GROUP PLC


                                         By:  /s/ Matthew White
                                             -------------------------
                                                Name:   Matthew White
                                                Title:  CFO



                       [Signature Page to Promissory Note]

                                   Schedule A
                                   ----------

                                Payment Schedule
                                ----------------


  ---------------------------------------------------------------------------
      Due Date       Payment Due    Principal    6% Interest      Balance
      --------       -----------    ---------    -----------      -------
  ---------------------------------------------------------------------------
  January 3, 2003    $52,500.00         -         $52,500.00   $3,500,000.00
  ---------------------------------------------------------------------------
  April 3, 2003      $52,500.00         -         $52,500.00   $3,500,000.00
  ---------------------------------------------------------------------------
  July 3, 2003       $52,500.00         -         $52,500.00   $3,500,000.00
  ---------------------------------------------------------------------------
  October 3, 2003    $52,500.00         -         $52,500.00   $3,500,000.00
  ---------------------------------------------------------------------------
  January 3, 2004    $52,500.00         -         $52,500.00   $3,500,000.00
  ---------------------------------------------------------------------------
  April 3, 2004      $52,500.00         -         $52,500.00   $3,500,000.00
  ---------------------------------------------------------------------------
  July 3, 2004       $52,500.00         -         $52,500.00   $3,500,000.00
  ---------------------------------------------------------------------------
  October 3, 2004    $52,500.00         -         $52,500.00   $3,500,000.00
  ---------------------------------------------------------------------------
  January 3, 2005    $52,500.00         -         $52,500.00   $3,500,000.00
  ---------------------------------------------------------------------------
  April 3, 2005      $52,500.00         -         $52,500.00   $3,500,000.00
  ---------------------------------------------------------------------------
  July 3, 2005       $379,519.62   $327,019.62    $52,500.00   $3,172,980.38
  ---------------------------------------------------------------------------
  October 3, 2005    $379,519.62   $331,924.91    $47,594.71   $2,841,055.47
  ---------------------------------------------------------------------------
  January 3, 2006    $379,519.62   $336,903.79    $42,615.83   $2,504,151.68
  ---------------------------------------------------------------------------
  April 3, 2006      $379,519.62   $341,957.34    $37,562.28   $2,162,194.33
  ---------------------------------------------------------------------------
  July 3, 2006       $379,519.62   $347,086.71    $32,432.91   $1,815,107.63
  ---------------------------------------------------------------------------
  October 3, 2006    $379,519.62   $352,293.01    $27,226.61   $1,462,814.62
  ---------------------------------------------------------------------------
  January 3, 2007    $379,519.62   $357,577.40    $21,942.22   $1,105,237.22
  ---------------------------------------------------------------------------
  April 3, 2007      $379,519.62   $362,941.06    $16,578.56    $742,296.16
  ---------------------------------------------------------------------------
  July 3, 2007       $379,519.62   $368,385.18    $11,134.44    $373,910.98
  ---------------------------------------------------------------------------
  October 3, 2007    $379,519.62   $373,910.99    $5,608.63       $(0.00)
  ---------------------------------------------------------------------------

                                   Schedule B
                                   ----------

                              Existing Indebtedness
                              ---------------------

1. The Facility Letter Agreement, dated as of September 17, 2001 (as amended by loan facility amendment agreements dated March 28, 2002 and July 5, 2002), and as further replaced by the Facility Letter Agreement, dated as of August 6, 2002 (as amended by the Facility Letter Agreement dated August 7, 2002) between National Westminster Bank Plc and AIT Limited, which ranks senior in priority to the obligations under this Promissory Note and the Agreement.

2. The Convertible Loan Agreement, dated as of [ ], 2002, in the amount of GBP (pound)6,000,000, by and among AIT Group Plc and the signatories to such agreement, which shall fully convert into ordinary shares of AIT Group Plc on the date of this Promissory Note pursuant to an Irrevocable Conversion Notice executed by AIT Group Plc and the signatories to the Convertible Loan Agreement.

3. The unsecured loans from Richard Hicks to AIT Group Plc, dated as of May 30, 2002, and June 20, 2002, of which (pound)573,171 is outstanding on the date of this Promissory Note pursuant to the Letter Amendment between AIT Group Plc and Richard Hicks dated as of [ ], 2002, which ranks pari passu with the obligations under this Promissory Note and the Agreement.

4. The unsecured loan from Garfield Collins to AIT Group Plc, dated as of May 30, 2002, of which (pound)73,171 is outstanding on the date of this Promissory Note pursuant to the Letter Amendment between AIT Group Plc and Garfield Collins dated as of [ ], 2002, which ranks pari passu with the obligations under this Promissory Note and the Agreement.

5. The unsecured loan from Carl Rigby to AIT Group Plc, dated as of May 30, 2002, of which (pound)38,000 is outstanding on the date of this Promissory Note pursuant to the Letter Amendment between AIT Group Plc and Carl Rigby dated as of [ ], 2002, which ranks pari passu to the obligations under this Promissory Note and the Agreement.

                                   Schedule C
                                   ----------

                                 Existing Liens
                                 --------------

Liens created pursuant to the following agreements:

1. The Facility Letter Agreement, dated as of September 17, 2001 (as amended by loan facility amendment agreements dated March 28, 2002 and July 5, 2002), and as further replaced by the Facility Letter Agreement, dated as of August 6, 2002 (as amended by the Facility Letter Agreement dated August 7, 2002) between National Westminster Bank Plc and AIT Limited, which ranks senior in priority to the obligations under this Promissory Note and the Agreement.